Exhibit 77Q3

Registrant: American Century Growth Funds, Inc.

File Number: 811-218651

Registrant CIK Number: 0001353176

The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to
Items 72DD, 73A, 74U and 77V.  The complete answers are as follows:

For period ending  07/31/2007
Series Number:  1

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                   28
          Institutional Class              20

         2. Dividends for a second class of open-end company shares

         Advisor Class                      4
         R Class                            2


73.     Distributions per share for which record date passed during the period:
      1. Dividends from net investment income
          Investor Class            $0.0609
          Institutional Class       $0.0728
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0459
          R Class                   $0.0310


74U.     1. Number of shares outstanding  (000's)
         Investor Class              689
         Institutional Class         284

         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                77
         R Class                      75

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $12.51
         Institutional Class        $12.53
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $12.49
         R Class                    $12.47


For period ending  07/31/2007
Series Number:  2

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                    21
          Institutional Class                5
         2. Dividends for a second class of open-end company shares

         Advisor Class                       3
         R Class                             2


73.     Distributions per share for which record date passed during the period:
A)       1. Dividends from net investment income
          Investor Class            $0.0551
          Institutional Class       $0.0672
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0399
          R Class                   $0.0247


74U.     1. Number of shares outstanding  (000's)
         Investor Class              495
         Institutional Class          75
         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                75
         R Class                      76


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.90
         Institutional Class        $11.92
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)


         Advisor Class              $11.88
         R Class                    $11.87

For period ending  07/31/2007
Series Number:  3

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                    18
          Institutional Class                3
         2. Dividends for a second class of open-end company shares

         Advisor Class                       1
         R Class                             -


73.     Distributions per share for which record date passed during the period:
      1. Dividends from net investment income
          Investor Class            $0.0381
          Institutional Class       $0.0501
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0231
          R Class                   $0.0080


74U.     1. Number of shares outstanding (000's)
         Investor Class                2,877
         Institutional Class              50
         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                   68
         R Class                         51


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $12.60
         Institutional Class        $12.61
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $12.58
         R Class                    $12.56